Consent of Independent Registered Public Accounting Firm


The Trustees and Shareholders
The AllianceBernstein Portfolios:

We consent to the use of our report, incorporated herein by reference, dated September 25, 2006, for AllianceBernstein Growth Fund of The AllianceBernstein Portfolios, as of July 31, 2006 and to the references to our firm under the headings "Financial highlights" in the Prospectus and "Statements and Reports", "Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" in the Statement of Additional Information.



KPMG LLP
New York, New York
October 28, 2006